Exhibit 99.1


(1) This statement is being filed by: The Goldman Sachs Group, Inc. ("GS Group"), Goldman, Sachs & Co. ("Goldman Sachs"), GSCP V Cobalt Holdings, LLC ("Cobalt V Holdings"), GSCP VI Cobalt Holdings, LLC ("Cobalt VI Holdings"),GSCP V Offshore Cobalt Holdings, LLC ("Offshore V Holdings LLC"), GSCP VI Offshore Cobalt Holdings, LLC ("Offshore VI Holdings LLC"), , GSCP V GmbH Cobalt Holdings, LLC ("GmbH Holdings V LLC"), GSCP VI GmbH Cobalt Holdings, LLC ("GmbH Holdings VI LLC" and, together with Cobalt V Holdings, Cobalt VI Holdings, Offshore V Holdings LLC, Offshore VI Holdings LLC, Institutional and GmbH Holdings V LLC, the "Goldman LLCs"), GSCP V Offshore Cobalt Holdings, L.P. ("Offshore V Holdings LP"), GSCP VI Offshore Cobalt Holdings, L.P. ("Offshore VI Holdings LP"), GSCP V GmbH Cobalt Holdings, L.P. ("GmbH Holdings V LP"), GSCP VI GmbH Cobalt Holdings, L.P. ("GmbH Holdings VI LP"), GSCP V GmbH Cobalt Holdings ("GmbH Holdings V"), GSCP VI GmbH Cobalt Holdings ("GmbH Holdings VI"), GS Capital Partners V Fund, L.P. ("GS Capital V"), GS Capital Partners VI Fund, L.P. ("GS Capital VI"), GS Capital Partners V Offshore Fund, L.P. ("GS V Offshore"), GS Capital Partners VI Offshore Fund, L.P. ("GS VI Offshore"), GS Capital Partners V Institutional, L.P. ("GS Institutional"), GS Capital Partners VI Parallel, L.P. ("GS Parallel"), GS Capital Partners V GmbH & Co. KG ("GS V Germany"), GS Capital Partners VI GmbH & Co. KG ("GS VI Germany" and, together with GS Capital V, GS Capital VI, GS V Offshore, GS VI Offshore, GS Institutional, GS Parallel and GS V Germany, the "Limited Partnerships"),GSCP V Advisors, L.L.C. ("GSCP V Advisors"), GSCP VI Advisors, L.L.C. ("GSCP VI Advisors"), GSCP V Offshore Advisors, L.L.C. ("GSCP V Offshore Advisors"), GSCP VI Offshore Advisors, L.L.C. ("GSCP VI Offshore Advisors"), GS Advisors V, L.L.C. ("GS Advisors V"), GS Advisors VI, L.L.C. ("GS Advisors VI"), Goldman, Sachs Management GP GmbH ("GS GmbH" and, together with the foregoing entities, the "Reporting Persons").

     Neither the present filing nor anything contained herein shall be construed as an admission that any Reporting Person constitutes a "person" for any purpose other than for compliance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Due to the electronic system's limitation of 10 Reporting Persons per joint filing, this statement is being filed in three forms.

(2) On December 8, 2009 each of the Goldman LLCs and certain direct and indirect subsidiaries of GS Institutional and GS Parallel entered into a Reorganization Agreement pursuant to which, prior to the closing of the registered public offering of shares of Cobalt International Energy, Inc. (the "Issuer") common stock, par value, $0.01 (the "Common Stock") on December 16, 2009, the Goldman LLCs will transfer or cause to be transferred to the Issuer all of their class A interests in Cobalt International Energy, L.P., or other ownership interests in one or more Reporting Persons that hold such class A interests, to the Issuer in exchange for the number of shares of Common Stock of the Issuer described herein.

(3) As of December 16, 2009, GS Group and Goldman Sachs may be deemed to beneficially own an aggregate of 74,868,148 shares of Common Stock through the Limited Partnerships. Affiliates of Goldman Sachs and GS Group are the general partner, managing limited partner or managing partner of the Limited Partnerships. Goldman Sachs serves as the investment manager of the Limited Partnerships and is a wholly-owned subsidiary of GS Group.

     As of December 16, 2009, Cobalt V Holdings beneficially owns an aggregate of 24,440,498 shares of Common Stock which may be deemed to be beneficially owned by its sole member, GS Capital V, and GS Capital V's sole general partner, GSCP V Advisors.

     As of December 16, 2009, Cobalt VI Holdings beneficially owns an aggregate of 13,281,477 shares of Common Stock which may be deemed to be beneficially owned by its sole member, GS Capital VI, and GS Capital VI's sole general partner, GSCP VI Advisors.

     As of December 16, 2009, Offshore V Holdings LLC beneficially owns an aggregate of 12,624,940 shares of Common Stock which may be deemed to be beneficially owned by its sole member, Offshore V Holdings LP, and GS V Offshore, the general partner of Offshore V Holdings LP, and GSCP V Offshore Advisors, the general partner of GS V Offshore.

     As of December 16, 2009, Offshore VI Holdings LLC beneficially owns an aggregate of 11,047,065 shares of Common Stock which may be deemed to be beneficially owned by its sole member, Offshore VI Holdings LP, by GS VI Offshore, the general partner of Offshore VI Holdings LP, and by GSCP VI Offshore Advisors, the general partner of GS VI Offshore.

     As of December 16, 2009, GS Institutional beneficially owns an aggregate of 8,380,981 shares of Common Stock which may be deemed to be beneficially owned by GS Advisors V, the general partner of GS Institutional.

     As of December 16, 2009, GS Parallel beneficially owns an aggregate of 3,652,180 shares of Common Stock which may be deemed to be beneficially owned by GS Advisors VI, the general partner of GS Parallel.

     As of December 16, 2009, GmbH Holdings V LLC beneficially owns an aggregate of 968,983 shares of Common Stock which may be deemed to be beneficially owned by its sole member, GmbH Holdings V LP, by GmbH Holdings V, the general partner of GmbH Holdings V LP, by GS Germany, the sole stockholder of GmbH Holdings V, and by GS GmbH, the general partner of GS V Germany.

     As of December 16, 2009, GmbH Holdings VI LLC beneficially owns an aggregate of 472,024 shares of Common Stock which may be deemed to be beneficially owned by its sole member, GmbH Holdings VI LP, by GmbH Holdings VI, the general partner of GmbH Holdings VI LP, by GS Germany, the sole stockholder of GmbH Holdings VI, and by GS GmbH, the general partner of GS VI Germany.

     The Reporting Persons disclaim beneficial ownership of the securities reported herein except to the extent of their pecuniary interest therein.